UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2004

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 12, 2004 the Company received notice that its common stock will be delisted from the Nasdaq Stock Market effective October 14, 2004 based upon Nasdaq Marketplace rules 4300 and 4330(a).

The Nasdaq action primarily relates to Andrew Wiederhorn’s guilty plea on June 3, 2004 to two felony charges unrelated to the Company and the Company’s decision to continue its affiliation with Mr. Wiederhorn.  Mr. Wiederhorn is on a leave of absence from his current positions as a director and chief strategic officer.  Fog Cutter had previously announced on July 20, 2004 that it had received notice of a Nasdaq staff determination to delist the Company’s common stock.  Fog Cutter appealed the staff’s decision and an appeal hearing was held on September 9, 2004 before a two-member Panel.  On October 12, 2004, Fog Cutter received notice that the Panel rejected the Company’s appeal and determined to delist the Company’s securities.  Fog Cutter will appeal the Panel’s decision to the Nasdaq Listing and Hearing Review Council, asking the Council to reverse the Panel’s decision.  However, the delisting will be effective during the review period.

Item 7.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1 - Press release dated October 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2004

FOG CUTTER CAPITAL GROUP INC.

	By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer